    As filed with the Securities and Exchange Commission on October 12, 2001

                                                      Registration No. 333-87449
                                                      --------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

          MASSACHUSETTS                                        06-1047163
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

        ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139 (617) 252-7500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------

                                   PETER WIRTH
                Executive Vice President and Chief Legal Officer
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
 (Name, address, including zip code, and telephone number, including area code, of agent for service) with copies to:

                                  PAUL KINSELLA
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100
                             ----------------------


         Genzyme Corporation previously issued 617,200 shares (the "Shares") of Genzyme Molecular Oncology Division common stock, $0.01 par value per share ("Molecular Oncology Stock"), to Canadian Medical Discoveries Fund Inc. ("CMDF") when Genzyme Corporation acquired one-half of CMDF's interest in StressGen/Genzyme LLC. Genzyme Corporation's Registration Statement on Form S-3 (File No. 333-87449) registered the Shares for resale by CMDF. As of the date of this Post-Effective Amendment, 319,100 of the Shares have been sold pursuant to the Registration Statement. The remaining 298,100 of the Shares are now eligible for sale pursuant to Rule 144(k) under the Securities Act of 1933, as amended. This Post-Effective Amendment is filed to deregister 298,100 shares of Molecular Oncology Stock that were not sold pursuant to the Registration Statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 12, 2001.

                                       GENZYME CORPORATION


                                       By:  /s/ MICHAEL S. WYZGA
                                          --------------------------------------
                                            Michael S. Wyzga
                                            Senior Vice President, Finance
                                            and Chief Financial Officer






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